UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2012

AEMETIS , INC.
(Exact name of registrant as specified in its charter)

______________

Nevada	000-51354	26-1407544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20400 Stevens Creek Blvd., Suite 700
Cupertino, California 95014
(Address of Principal Executive Office) (Zip Code)

 (408) 213-0940
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement; Item 2.03 Creation of a Direct Financial Obligation

Note Purchase Agreement

On June 27, 2012, Aemetis Advanced Fuels Keyes, Inc. (AAFK), a subsidiary of Aemetis, Inc. (Aemetis) entered into Note Purchase Agreement with Third Eye Capital Corporation pursuant to which AAFK sold 15% Subordinated Promissory Notes in the aggregate principal amount of $400,000 (the “Promissory Notes”). The Promissory Notes are guaranteed by Aemetis and are due and payable upon the earlier of (i) July 6, 2012; (ii) completion of an equity financing by AAFK or Aemetis in an amount of not less than $25,000,000; (iii) the completion of an Initial Public Offering by AAFK or Aemetis; (iv) the completion of a revolving credit facility upon the acquisition of an ethanol facility, or (v) after the occurrence of an Event of Default, including failure to pay interest or principal when due; breaches of note covenants; false, incorrect, misleading or incorrect representations and warranties; voluntary bankruptcy or insolvency proceedings not discharged within 60 days.

This description of the Note Purchase Agreements, and Promissory Notes is not purported to be complete and is qualified in its entirety by reference to the text of the agreements which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

INDEX TO EXHIBITS
		Incorporated by Reference				Filed Herewith
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date
10.1
Note Purchase Agreement dated as of June 27, 2012 by and among Third Eye Capital Corporation, an Ontario Corporation, Aemetis Advanced Fuels Keyes, Inc., a Delaware Corporation, and Aemetis, Inc., a Nevada Corporation.
X
10.2
15% Subordinated Promissory Note as of June 27, 2012 by and among Third Eye Capital Corporation, an Ontario Corporation, Aemetis Advanced Fuels Keyes, Inc., a Delaware Corporation, and Aemetis, Inc., a Nevada Corporation.
X

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AE Biofuels, Inc.

Date: July 3, 2012	By:	/s/ Eric A. McAfee
Eric McAfee
Chief Executive Officer